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                                                                    EXHIBIT 23.1

   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 2005 (except Note 12, as to which the date is July 21, 2005) in the Registration Statement (Form S-4) and the related Prospectus of Movie Gallery, Inc. for the registration of $325,000,000 Senior Notes.

We also consent to the incorporation by reference therein of our reports dated March 14, 2005, with respect to: (i) the consolidated financial statements and financial statement schedule of Movie Gallery, Inc.; (ii) Movie Gallery, Inc. management's assessment of the effectiveness of internal control over financial reporting; and (iii) the effectiveness of internal control over financial reporting of Movie Gallery, Inc.; included in its Annual Report (Form 10-K) for the year ended January 2, 2005, filed with the Securities and Exchange Commission.


                                            /s/Ernst & Young LLP

Birmingham, Alabama
July 21, 2005